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                                                                   Exhibit 10.09


                              FIRST AMENDMENT TO
                              ------------------

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

FIRST AMENDMENT to Amended and Restated Employment Agreement entered into as of March 30, 2001 (the "First Amendment"), by and among Heidrick & Struggles, Inc., a Delaware corporation (the "Company"), Heidrick & Struggles International, Inc., a Delaware corporation (the "Parent"), and Mr. Patrick S. Pittard (the "Executive").

                            W I T N E S S E T H :
                            --------------------

WHEREAS, the Company, the Parent, and the Executive entered into an Amended and Restated Employment Agreement as of January 1, 2000 (the "Agreement"); and

WHEREAS, the Company, the Parent, and the Executive desire to amend the Agreement as provided in the First Amendment;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company, the Parent and the Executive (individually a "Party" and together the "Parties") hereby amend the Agreement as follows:

     1. Subsection (h) of Section 1 is amended by deleting the word "or" at the end of paragraph (vi), adding the word "or" at the end of paragraph (vii), and adding the following new paragraph (viii) following paragraph (vii):

          "(viii) The failure of the Parent to recommend the Executive for nomination for re-election to the Board of Directors of the Parent when the Executive's current term as a Director expires in the year 2002, provided that the Executive is employed as the Chief Executive Officer of the Parent and the Company at the time of such recommendation."

     2. Section 3. (a) of the Agreement is deleted in its entirety, and the following new Section 3. (a) is substituted therefore:

          "3. (a) The Chairman of the Board - CEO Period. The Executive shall
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          continue through December 27, 2002 to be employed as the Chief
          Executive Officer of the Parent and the Company, and shall have the additional titles and positions of (a) President through December 27, 2002, (the "CEO Period"), and (b) Chairman of the Board through the CEO Period or the end of the Executive's tenure as a member of the Parent's Board of Directors, whichever first occurs. The Company agrees to recommend the Executive for nomination for re-election to the Board of Directors of the Parent when the Executive's current term as a
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          Director expires in the year 2002, provided that the Executive is employed as the Chief Executive Officer of the Parent and the Company at the time of such recommendation. The Executive agrees to resign his position of Director of the Parent at the end of the CEO Period if requested by the Board of Directors.

          During the CEO Period the Executive shall be responsible for the general management of the affairs of the Parent, the Company and their Affiliates. The Executive, in carrying out his duties under this Agreement during the CEO Period, shall report to the Board. At the end of the CEO Period and continuing through the Term of Employment, the Executive shall no longer have the above titles and responsibilities, and shall then have a title, which is consistent with a past Chairman/CEO of a public company, and shall report to the CEO and/or the Board, as the Board then determines."

     3. The first sentence of Section 3. (b) is deleted in its entirety, and the following new first sentence is substituted therefore:

          "(b)  The Leave of Absence Period:    Following the CEO Period, at his
                ---------------------------
          option and with the consent of the Board, the Executive may have a paid leave of absence of up to 12 months but not extending beyond the Term of Employment (the "Leave of Absence Period")."

     4.   Section 3. (c) is deleted in its entirety, and the following new
          Section 3. (c) is substituted therefore:

          "(c) Post CEO Employment: Following the CEO Period, the Executive
                --------------------
          will continue with the Company as a search professional (and/or have such other appropriate duties as may be defined by the then CEO and/or the Board). For the period following the CEO Period during which the Executive is working for the Company (the "Return to Employment Period"), the Executive's total compensation (base and bonus) (the "Return to Employment Compensation") shall be guaranteed to be not less than $1,000,000 for the first 12 months and $750,000 for the second 12 months. Notwithstanding the above in this Section 3. (c), the Return to Employment Compensation shall be suspended during the Leave of Absence Period, if any, and will continue thereafter for the remainder of the Return to Employment Period, but not beyond the Term of Employment."

     5. Section 4 of the Agreement is deleted in its entirety, and the following new Section 4 is substituted therefore:

          "4.  Base Salary.   The Executive shall be paid an annualized Base
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          Salary for the CEO Period, payable in accordance with the regular payroll practices of the Company, of $700,000. The Base Salary shall be reviewed for increase for the year 2002 in the discretion of the Board."
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     6.   The first sentence of Section 5 of the Agreement is deleted in its entirety, and the following new first sentence is substituted therefore:

          "5.  Annual Bonus. For the years 2000, 2001, and 2002, the Executive
               ------------
          shall have the opportunity to receive a performance-based bonus, determined in accordance with the CEO Incentive Plan (the "CEO Plan") attached hereto as Exhibit A and incorporated herein by reference."

     7. The title of Section 6 of the Agreement is deleted in its entirety, and the following new title is substituted therefore, and the following new sentence shall be added to the end of Section 6 of the
          Agreement:

          " 6. Stock Option and Restricted Stock Unit Grants.   ....During the
               ---------------------------------------------
          month of March 2001, the Parent shall grant to the Executive 35,000 Restricted Stock Units of the Parent to be issued at the Fair Market Value of the Parent Common Stock on the date of the grant; and with such Restricted Stock Units grant to vest in full on January 1, 2005, if the Executive is then in the employ of the Company; provided however, vesting shall accelerate to the later of (a) the first day following the end of the CEO Period, or (b) January 2, 2003, provided that the Executive is then in the employ of the Company."

     8. Subsection (c) of Section 10 is amended by adding the following new sentence at the end of Subsection (c):

          "At any time during the Term of Employment, and provided that the Executive's employment has not been terminated by the Company for Cause, or has not been terminated by the Executive except for Constructive Termination without Cause, any club memberships then owned by the Company or the Parent which have been held for the benefit of the Executive during the Term of Employment shall, at the Executive's option exercised by written notice to the Company from the Executive given prior to the end of the Term of Employment, shall be transferred to the Executive as soon as practicable following the Company's receipt of such notice. The Executive shall be responsible for the income taxes, fees and other charges/expenses, if any, incurred by the Company or the Executive as a result of any such transfers."

     9. The words "this Section 9" in Subsection (f) of Section 10 are deleted in their entirety, and the following words are substituted therefore:

          "this Section 10"

     10. Section 11. (c)(ii)(B) is deleted in its entirety, and the following new Section 11. (c)(ii)(B) is substituted therefore:
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          "(B)  all outstanding options and other equity instruments shall be forfeited; and"

     11. Section 11. (e)(ii)(C) is deleted in its entirety, and the following new Section 11. (e)(ii)(C) is substituted therefore:

          "(C) all outstanding options which are not then exercisable and other equity instruments not then vested shall be forfeited; all exercisable options shall continue to become exercisable in accordance with their original schedules."

     12. Section 11. (e)(iii)(C) is deleted in its entirety, and the following new Section 11. (e)(iii)(C) is substituted therefore:

          "(C) all outstanding options which are not then exercisable and other equity instruments not then vested shall be forfeited; all exercisable options shall continue to become exercisable in accordance with their original schedules."

     13. The defined term "Return to Employment Period" will be replaced with the defined term "Post CEO Employment Period" wherever it occurs in the Agreement.

     14.  Exhibit A is amended as follows:

          A. The first sentence beginning with the words "Mercer was" on page 1 of Exhibit A is deleted in its entirety.

          B. The following new sentence is added at the end of the sentence beginning with the words "-A matrix of revenue" on page 1 of Exhibit A:

               "Any bonus amount resulting from computations made pursuant to this matrix represents the maximum bonus payable for this component, and shall be subject to reduction in the discretion of the Compensation Committee"

          C. The first sentence on page 3 of Exhibit A is deleted in its entirety and the following new first sentence is substituted therefore:

               "H&S TSR performance in each year will be compared to a market and industry benchmark"

     15. The Company shall pay all reasonable legal fees and expenses incurred by the Executive in connection with the documentation of this First Amendment up to a maximum of $17,500.

     16. Except as amended by this First Amendment, the Agreement shall remain in full force and effect without change.
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IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first written above.



Heidrick & Struggles, Inc.

By:/s/ Donald M. Kilinski
   ------------------------




Heidrick & Struggles International, Inc.

By:/s/ Donald M. Kilinski
   -------------------------


/s/ Patrick S. Pittard
----------------------------
Patrick S. Pittard